Exhibit 10.1

HOME PROPERTIES, INC.
2008 STOCK BENEFIT PLAN

1.           PURPOSES OF THE PLAN

The purposes of this 2008 Stock Benefit Plan (the "Plan") are to enable Home Properties, Inc. (the "Company") and its Subsidiaries to attract and retain the services of individuals who are important to the future success of the Company, including key employees, as well as members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts to enhance the long term value of the Company by enlarging their personal stake in its success.

2.           GENERAL PROVISIONS

2.1           Definitions.

As used in the Plan:

(a)	"Award" means a grant of a Stock Option or Restricted Stock.

(b)	"Board of Directors" means the Board of Directors of the Company

(c)	“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

(d)	“Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(e)
“Change of Control” means an event that is “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A and that also falls within one of the following circumstances:

(i)
a change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended; or

(ii)
any “person” (as such term is used in Sections 13(d) and 14(d)(2) of such Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iii)
during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(f)	"Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

(g)
"Committee" means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.  Until changed by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.

(h)	"Common Stock" means the Company's Common Stock, $.01 par value.

(i)	"Company" means Home Properties, Inc. and any of its predecessors, subsidiaries or successors.

(j)	"Eligible Director" means a member of the Company's Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

(k)	“Exchange Act” means the Exchange Act of 1934, including any and all amendments thereto.

(l)	“Executive Officer” means each officer of the Company who is subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act.

(m)
“Exercise Date” means the date that the notice of exercise and payment are received by the office of the Corporate Secretary of the Company or its designee as to the number of shares as to which the option is then being exercised.

(n)
"Fair Market Value" on any given date means the last reported sale price at which a share of Common Stock is traded on such date or, if no shares of Common Stock are traded on such date, the most recent date on which a share of Common Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Common Stock is traded.

(o)
“Good Cause” means that a Participant’s employment by, relationship with or service as an Eligible Director of the Company has been terminated by written notice because: (i) of his or her conviction of a felony for a crime involving an act of fraud or dishonesty, (ii) of intentional acts or omissions on such Participant's part causing material injury to the property or business of the Company, or (iii) such Participant shall have breached any material term of any employment agreement in place between such Participant and the Company and shall have failed to correct such breach within any grace period provided for in such agreement or an employee shall have breached any material condition of employment and shall have failed to correct that breach within a reasonable period of time.  "Good cause" for termination shall not include bad judgment or any act or omission reasonably believed by such Participant, in good faith, to have been in, or not opposed to, the best interests of the Company.

(p)	"Incentive Stock Option" means an option granted under the Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

(q)	“Merger Price” means the value (as determined by the Committee) of the consideration payable for shares of Common Stock pursuant to a Business Combination.

(r)	"Non-Qualified Stock Option" means an option granted under the Plan that is not an Incentive Stock Option.

(s)
“Option Value” means the value of a Stock Option which shall be calculated by multiplying the number of shares of Common Stock that are subject to the Stock Option by 12.5% of the Fair Market Value of a share of Common Stock on the grant date of the Stock Option.

(t)	"Participant" means a person to whom an Award has been granted under the Plan.

(u)	“Person” means any individual, entity or group.

(v)
"Restricted Stock" means shares of Common Stock awarded to a Participant subject to such conditions on vesting, transferability and other restrictions as are provided in Sections 4.1 and 4.2 of this Plan or as otherwise established by the Committee.

(w)
“Restricted Stock Value” means the value of shares of Restricted Stock which shall be calculated by multiplying the number of shares of Restricted Stock times the Fair Market Value of a share of Common Stock on the issue date of the Restricted Stock.

(x)	“Retirement” means with respect to an employee Participant a retirement pursuant to the Company’s policies and with respect to an Eligible Director means mandatory retirement pursuant to Board policy.

(y)	"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

(z)	"Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

(aa)
"Subsidiary" means Home Properties, L.P., Home Properties Resident Services, Inc., or any partnership of which the Company is general partner and holder of a majority of interests or any other entity in which the Company, directly or indirectly owns 50% or more of the voting stock or other equity or holds interests with the right to elect the governing body of such entity.

(bb)	“Total Disability” means total and permanent mental or physical disability as determined by the Committee.

(cc)	“Transaction” shall have the meaning given to it in Section 5.2.

2.2	Administration of the Plan.

(a)
The Plan shall be administered by the Committee appointed by the Board of Directors which shall at all times consist of three (3) or more persons, each of whom shall be members of the Board of Directors and shall qualify as an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual, as amended from time to time and any successor thereto, as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

(b)
The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and any Awards made under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Award in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Awards shall be granted and the number of Awards and the nature of the Awards to be granted to any person subject to any limitations imposed by applicable law or regulations or resolutions of the Board of Directors of the Company; (iv) determine the terms of Awards granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.  The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final, binding and conclusive.

(c)
The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(d)
The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not Executive Officers of the Company.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(e)
No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

2.3	Effective Date.

This 2008 Stock Benefit Plan has been adopted by the Board of Directors and shall be effective upon approval by the Company’s stockholders.

2.4	Duration.

The Plan shall remain in effect until the later of:  (a) latest exercise date of any Stock Option awarded under the Plan and (b) the last vesting date of any Restricted Stock Award under the Plan.  No Awards shall be granted under this Plan after May 1, 2018.

2.5	Shares Subject to the Plan.

The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be Two Million Four Hundred Fifty Thousand (2,450,000).  Stock Options awarded shall reduce the number of shares available for Awards by one share for every one share granted.  Awards of Restricted Stock shall reduce the number of shares available for Award by one share for every one share awarded, up to 250,000 shares; beyond that, Restricted Stock shall reduce the number of shares available for Award by 3.5 shares for every one share awarded.

The Awards shall be subject to adjustment in accordance with Section 5.1 and shares to be issued upon exercise of Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.

If any shares of Common Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares of Common Stock to the Participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, such shares shall again be available for Awards under the Plan.  If shares of Common Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award, such shares of Common Stock shall not be returned to the Plan and shall not be available for future awards under the Plan.

2.6	Amendments.

The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors.  This Plan may be amended only with the approval of the holders of a majority of the shares of Common Stock eligible to vote.  Notwithstanding the prior sentence, the Board of Directors may from time to time make amendments to the Plan without shareholder consent if such amendments are made to:  (i) reflect a change that is of an immaterial nature or to cure any ambiguity; (ii) comply with Section 422 of the Code with respect to Incentive Stock Options, Rule 16b-3 and the rules of the New York Stock Exchange or any successor or replacement provisions and any regulations issued thereunder; (iii) satisfy any requests, conditions or guidelines contained in any order, direction, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and (iv) comply with Section 409A of the Code.

Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Award previously granted to such Participant.

Subject to the restrictions contained in Section 3.3 of this Plan, the Committee may also amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

2.7	Participants and Grants.

Awards may be granted by the Committee to Eligible Directors and to those employees of the Company who the Committee determines have the capacity to make a substantial contribution to the success of the Company.  The Committee may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Sections 2.5 and 3.2) as the Committee may, in its sole discretion, determine.   The Committee also may grant Restricted Stock (subject to the limitations in Sections 2.5 and 4.2) as the Committee may, in its discretion determine.  Notwithstanding the foregoing, the maximum number of shares of Common Stock covered by all Awards granted in any calendar year to any Participant may not exceed 200,000 shares.

3.	STOCK OPTIONS

3.1	General.

Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

All Stock Options granted under the Plan shall be evidenced by a notice to the Participant, or at the election of the Committee, by written agreements executed by the Company and the Participant to whom granted, which notice or agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law.

3.2	Grant of Options to Eligible Directors.

An option to purchase the following number of shares of Common Stock (subject to adjustment as provided in Section 5.1) shall be granted in each of the following years on the date of the annual meeting of the Company's stockholders, to each member of the Company’s Board of Directors who is an Eligible Director at such time immediately following such annual meeting.

(a)	2008 – that number of shares having an Option Value equal to $26,000

(b)	2009 – up to 6,000 shares

(c)	2010 – up to 6,000 shares

For 2009 and 2010, the Committee shall determine the number of Stock Options to be granted to each of the Eligible Directors (not to exceed 6,000 shares for each year) based on an analysis of the amount and type of compensation paid to the members of the boards of directors of the Company’s peer group, as well as other factors as may reasonably be considered by the Committee.

3.3	Exercise Price.

Subject to the provisions of Sections 3.8(d) and 5.1, the exercise price per share of Common Stock subject to a Stock Option shall in no case be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.  Notwithstanding anything to the contrary herein other than any adjustments pursuant to Section 5.1, the exercise price per share of Common Stock subject to a Stock Option may not be reduced after the Stock Option is granted.  No outstanding Stock Option may be surrendered as consideration for the grant of a new Stock Option with a lower exercise price.

3.4	Term.

Subject to the provisions of Section 3.8(d), the duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.5	Exercise.

Stock Options shall be exercisable at such time or times as the Committee shall specify when granting the Stock Option, except that the vesting schedule for any Stock Options shall not be any shorter than 33.34 percent of such Stock Option on each of the first three (3) anniversaries of the date of grant, subject to acceleration of the vesting period upon the occurrence of certain events as provided herein.  Once exercisable, a Stock Option shall be exercisable, in whole or in part, until the expiration or termination of its term by giving a notice of exercise by the Person exercising the Stock Option, to the Secretary of the Company at the principal office of the Company or to such other Person and address as specified by the corporate Secretary specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full exercise price for the number of shares being purchased.  The date both such notice and payment are received by the office of the corporate Secretary of the Company or the corporate Secretary’s designee shall be the date of exercise of the Stock Option as to such number of shares.  Notwithstanding any provision to the contrary, no Stock Option may at any time be exercised with respect to a fractional share.

3.6	Payment of Exercise Price.

The exercise price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by Section 5.6, may be paid:

(a)	in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

(b)
by the delivery (or attestation to the ownership) by the Participant to the Company or its designee of whole shares of Common Stock already owned by the Participant for at least six months (and in the case of delivery of shares acquired by exercise of an Incentive Stock Option, for at least one year) having an aggregate Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate of the exercise price of Common Stock as to which the Stock Option is then being exercised; or

(c)
so long as not prohibited by law, by delivery by the Participant of a properly executed exercise notice to the Company or its designee, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price, and, if requested, any applicable withholding taxes and commissions provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

(d)	by any combination of (a), (b) or (c) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the exercise price payable by such Participant upon the exercise of a Stock Option.

To facilitate the payment alternative described in paragraph (c) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.  The issuance of shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant (or a purchaser acting in their stead in accordance with the provisions of the Stock Option) by the Company or its designee of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.  In the event a Participant chooses to pay the purchase price by previously-owned shares of Common Stock through the attestation method, the shares of Common Stock transferred to the Participant upon the exercise of the Stock Option shall be net of the number of shares attested to.

3.7	Limitation of Rights.

Neither the recipient of an Option under the Plan nor the recipient's successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to an Option granted to such person until the date of issuance of such shares of Common Stock.

3.8	Special Rules for Incentive Stock Options.

Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a)	Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

(b)
To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary, exceeds $100,000 (determined by using the Fair Market Value as of the grant date), such Stock Options shall be treated as Non-Qualified Stock Options.

(c)
Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the exercise price per share paid upon exercise and the date of disposition.

(d)
No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

3.9	Termination.

(a)
If a Participant’s employment by the Company shall terminate but the Participant remains or becomes an Eligible Director then the Participant’s relationship with the Company shall be deemed to have continued and notwithstanding anything to the contrary contained herein, all rights under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall continue in full force and effect as granted, except this service continuation sole shall not apply to any Stock Option that is intended to be an Incentive Stock Option or except as required by the Code. If subsequent to a Participant’s termination of employment by, relationship with or service as an Eligible Director of the Company, but prior to the exercise of a Stock Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “Good Cause”, then any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately, whether or not such Stock Option is vested or otherwise exercisable.

(b)
If a Participant's employment by, relationship with or service as an Eligible Director of the Company or its Subsidiaries shall terminate as a result of such Participant's Total Disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of one (1) year after termination unless such Stock Option expires earlier by its terms.

(c)
In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of one (1) year after such Participant's death unless such Stock Option expires earlier by its terms.

(d)
If an employee Participant's employment by the Company shall terminate by reason of such Participant's Retirement, each Stock Option held by such employee Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of one (1) year after termination, unless the Stock Option expires earlier by its terms.  Notwithstanding the above, if a Participant as described in the preceding sentence is an Executive Officer of the Company at the time of his or her Retirement, then each Stock Option held by such Participant at the date of Retirement (which has not previously lapsed or terminated) shall continue to be exercisable at such time or times as the Committee shall have specified when granting the Stock Option, except as otherwise required by the Code.  In the event of the termination of an Eligible Director’s service as a member of the Board of Directors by reason of Retirement, each Stock Option held by such Eligible Director at the date of termination (which had not previously lapsed or terminated) shall continue to be exercisable at such time or times as shall have been specified when the Stock Option was granted, except as otherwise required by the Code.

(e)
In the event the Company terminates the employment of an employee Participant for any reason except "Good Cause" and except upon such Participant's death, Total Disability or Retirement, each Stock Option, which has been held by such Participant for more than one year prior to such termination, shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable as to that extent at the time of such termination) and shall remain exercisable for a period of one (1) year after such termination unless such Stock Option expires earlier by its terms.  Any Stock Option held by an employee Participant for less than one year shall expire immediately.  Any Stock Option held by an Employee Participant whose employment is terminated for Good Cause or whose employment terminates as a result of resignation shall expire immediately, whether or not such Stock Option is vested or otherwise exercisable.

(f)
In the event of the termination of an Eligible Director’s service as a member of the Board of Directors for any reason except “Good Cause” and except upon such Eligible Director’s Death, Total Disability or Retirement, each Stock Option which has been held by such Eligible Director for more than one year prior to such termination shall continue to be exercisable at such time or times as shall have been specified when the Stock Option was granted, except as otherwise required by the Code.  Any Stock Options held by an Eligible Director for less than one year prior to such termination shall expire immediately.  Any Stock Option held by an Eligible Director whose service as a member of the Board of Directors is terminated for Good Cause shall expire immediately, whether or not such Stock Option is vested or otherwise exercisable.

(g)
Notwithstanding the foregoing provisions of this Section 3.9, if a Stock Option is intended to be an Incentive Stock Option, in no event may the time for exercise be later than three (3) months after the Participant’s termination of employment; provided, however, in the case of a Participant’s Total Disability or death within three (3) months after the termination of employment, the Stock Option may be exercised within one (1) year after the date of the Participant’s termination of employment, but in no event after the date of expiration of the term of the Stock Option.

3.10	Effect of Leaves of Absence.

It shall not be considered a termination of employment when a Participant is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment (or other business relationship) is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

3.11	Additional Restrictions on Executive Officers and Eligible Directors.

As a condition to exercising a Stock Option issued pursuant to this Plan, each Executive Officer and Eligible Director shall be deemed to have agreed that not notwithstanding anything to the contrary in this Plan:  (a) such Participant will not exercise such Stock Option or any part thereof in such a manner that such Participant will realize an immediate cash payment in connection with such exercise except that such Participant may direct that the number of shares of Common Stock as to which the Stock Option is then being exercised may be sold to pay the exercise price, as well as to pay a related commission to a third party on such Participant’s behalf and, in the case of Executive Officers, the amount necessary to pay any withholding taxes to the Company; and (b) such Participant shall retain for a period of no less than one calendar year following the exercise of the Stock Option or any part thereof beneficial ownership of no fewer than the same number of shares of the Company’s Common Stock (or share equivalent, including limited partnership units in Home Properties, L.P.) as was received by such Participant upon the exercise of that Stock Option or any part thereof.  An Eligible Directors also may receive cash to be used to pay applicable taxes due with respect to any taxable gain realized on the exercise of that Stock Option or any part thereof provided that the cash received shall not exceed 35% (thirty-five percent) of that gain.  The Committee may waive the requirements of this Section 3.11 with respect to any Participant if they determine such waiver to be appropriate in their sole discretion.

4.	RESTRICTED STOCK AWARDS

4.1	General.

The Committee may, in its discretion, grant one or more Restricted Stock Awards to any eligible employee.

Each grant of Restricted Stock shall be evidenced by a notice to the Participant of the Restricted Stock Award, which shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance and such other information as shall be deemed appropriate.  The restrictions imposed on any grant of Restricted Stock Awards shall not lapse and the shares shall not vest fewer than three (3) years after the date of grant, subject to acceleration of the vesting period upon the occurrence of certain events provided herein.   Shares of Restricted Stock subject to restrictions shall be held by the Company until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award.  Promptly after the lapse of restrictions,  the number of shares of Common Stock as to which the restrictions have lapsed shall be delivered to the Participant.  The Participant shall deliver to the Company such further assurance and documents as the Committee may require as a condition to delivery of the shares.

4.2	Grants of Restricted Stock to Eligible Directors.

A grant of the following number of shares of Restricted Stock (as adjusted pursuant to Section 5.1) shall be granted on the indicated dates, to each member of the Company’s Board of Directors who is an Eligible Director at such time.

(a)	May 9, 2008 – that number of shares having a Restricted Stock Value equal to $55,000

(b)	On the date of and immediately following the Annual Meeting of the Company’s Stockholders in 2009 and 2010 - up to 2,000 shares on each date

For 2009 and 2010, the Committee shall determine the number of shares of Restricted Stock to be issued to each of the Eligible Directors (not to exceed 2,000 shares) based on an analysis of the amount and type of compensation paid to the members of the boards of directors of the Company’s peer group, as well as other factors as may reasonably be considered by the Committee.

4.3	Restrictions.

(a)
Pre-Vesting Restraints.  Shares of Common Stock comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b)
Dividend and Voting Rights.  Unless otherwise provided in the applicable notice of the Restricted Stock Award, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.

(c)
Accelerated Vesting. The restrictions on Restricted Stock shall lapse upon the Participant’s termination of service as an employee or as an Eligible Director of the Company, as applicable, by reason of Total Disability or death.

(d)
Continued Vesting.  In the event of the Retirement of an employee Participant or if an Eligible Director’s services as a member of the Board of Directors terminates by reason of Retirement, expiration of the director’s term in office (without re-nomination or re-election) or by voluntary resignation, the restrictions on the Restricted Stock held by such Participant shall not lapse but shall continue as specified when the Restricted Stock was awarded, provided however that any restriction related to continued employment, with respect to an employee Participant, or continued service as a member of the Board of Directors, with respect to an Eligible Director, shall no longer be applicable.

(e)
Forfeiture.  Except as provided in Sections 4.3(c) and 4.3(d), Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 4.3(c) shall be forfeited upon a Participant’s termination of service as an employee or as an Eligible Director, including but not limited to by reason of voluntary resignation by an employee, or termination of the services of an employee or Eligible Director for Good Cause.  Upon the occurrence of any forfeiture of shares of Restricted Stock, such forfeited shares shall be automatically transferred to the Company without payment of any consideration by the Company and without any action by the Participant and shall be available for future grants of Restricted Stock under the Plan.

4.4	Section 83(b) Election.

Pursuant to Section 83(b) of the Internal Revenue Code, a Participant may elect within 30 days of the date of grant to include in his or her gross income the fair market value of the Restricted Stock covered by an Award in the taxable year of grant.  The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the date of grant.  If the Participant makes this election, the Participant shall promptly notify the Company by submitting to the Committee a copy of the election notice filed with the Internal Revenue Service.

5.	MISCELLANEOUS PROVISIONS

5.1	Recapitalizations.

If, through or as a result of any Business Combination, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in:  (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number of Stock Options or shares of Restricted Stock that can be granted to any one individual participant; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

5.2	Mergers.

Upon consummation of a Business Combination in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Committee may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options:  (i) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a Business Combination under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Business Combination, make or provide for a cash payment to the optionees equal to the difference between (a) the Merger Price times the number of shares of Common Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options.  In the event Stock Options will terminate upon the consummation of the Transaction as provided in clause (ii), each optionee shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options, subject to the consummation of the Transaction.

5.3	Substitute Awards.

The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute awards granted under this Plan shall not count against the share limitation set forth in Section 2.5.

5.4	Change of Control.

Notwithstanding any other provision of this Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change of Control:

(a)	All Stock Options shall automatically become fully exercisable and vested; and

(b)	Any restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable.

5.5	Non-Transferability.

No Award shall be transferable except by will or the laws of descent and distribution, nor shall any Award be exercisable during the Participant's lifetime by any person other than the Participant or their guardian or legal representative.  Any purported transfer contrary to this provision will be null and void and without effect.

5.6	Withholding.

The Company's obligations under this Plan are subject to applicable federal, state and local tax withholding requirements. Unless otherwise provided by the Committee in the notice of Award, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (iii) in a combination of (i) and (ii).  If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to (or shares of Common Stock having a value equal to) any federal, state or local taxes of any kind required to be withheld by the Company.

5.7	Compliance with Law and Approval of Regulatory Bodies.

No Award shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed.  Any share certificate issued, or any notice of issuance of uncertificated shares to evidence shares for which an Award or Director's Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.  No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.  In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

5.8	Compliance with Code Section 409A.

No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Committee shall exercise its powers under this Plan in a manner that is consistent with this intent and all applicable requirements under Code Section 409A.  Notwithstanding any other provision of the Plan, the Committee may in its discretion amend the Plan or any Award so as to comply with applicable requirements of Section 409A of the Code.

5.9	No Right to Employment or Directorship.

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

5.10	Exclusion from Pension Computations.

By acceptance of any Award under the Plan, the Participant shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

5.11	Abandonment of Options.

A Participant may at any time abandon a Stock Option prior to its expiration date.  The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe.  A Participant shall have no further rights with respect to any Stock Option so abandoned.

5.12	Severability.

If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative as to directors and Executive Officers to the extent they so conflict with the requirements of Rule 16b-3.

5.13	Interpretation of the Plan.

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof.  The use of the masculine gender shall also include within its meaning the feminine.  The use of the singular shall also include within its meaning the plural and vice versa.

5.14	Use of Proceeds.

Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

5.15	Construction of Plan.

The place of administration of this Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of New York.